Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT to the Transfer Agent Servicing Agreement, is entered into as of the last date on the signature block by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement, dated May 16, 2012 (the “Agreement”); and

WHEREAS, the parties desire to amend Exhibit C to update the fees listed and to add the following fund; and
•The Frontier Economic Fund

    WHEREAS, Section 12 of the Agreement allows for its amendment by a written     instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

    Amended Exhibit C is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force     and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS U.S. BANCORP FUND SERVICES, LLC

By: /s/Noelle-Nadia A. Filali__________    By: /s/Gregory Farley_____________
Name: Noelle-Nadia A. Filali_________     Name: Gregory Farley_____________
Title: Assistant Secretary ____________        Title: Senior Vice President_________
Date: June 23, 2025_______________        Date: June 23, 2025_______________

Exhibit C to the ETF Series Solutions Transfer Agent Servicing Agreement

Name of Series
Vident International Equity Strategy ETF
Vident U.S. Equity Strategy ETF
Vident U.S. Bond Strategy ETF
U.S. Diversified Real Estate ETF
The Frontier Economic Fund

Base Fee for Accounting, Administration & Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where Vident Advisory, LLC acts as Adviser to the fund in the ETF Series Solutions Trust

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds [ ]-[ ] $[ ]             [ ] bps
Funds [ ]+ $[ ]

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should “The Adviser” terminate this service agreement with U.S. Bank, N.A. prior to the end of the initial [ ] year period, “The Adviser” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s [ ]-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Adviser” launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, “The Adviser” would owe would owe U.S. Bank up to [ ]% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] Distributor)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.

Fees are calculated pro rata and billed monthly

Accounting, Administration, Transfer Agent & Account Services
(in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated [ ] pricing days annually)
$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
$[ ] – Interest Rate Swaps, Foreign Currency Swaps
$[ ] – Bank Loans
$[ ] – Swaptions, Intraday money market funds pricing, up to [ ] times per day
$[ ] – Credit Default Swaps
$[ ] per Month Manual Security Pricing (>[ ]per day)

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
-Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data service

Fees are calculated pro rata and billed monthly
Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule
$[ ] for the first fund (subject to Board approval)
$[ ] for each additional fund ([ ]-[ ]) (subject to change based on Board review and approval)
$[ ] for each additional fund ([ ]+) (subject to change based on Board review and approval)
Per advisor relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client need and/ or request)
Daily Compliance Services
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
$[ ] set up fee per fund complex
$[ ] per fund per month
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]

Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[ ]% or less	$[ ]
More than [ ]% but less than [ ]%	$[ ]
[ ]% or more	$[ ]
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Service’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

Fees are calculated pro rata and billed monthly

SIGNATURE ON NEXT PAGE
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from Fund Services’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Adviser’s signature below is solely in acknowledgment of the above fee schedule.

Vident Advisory, LLC

By: /s/ Amrita Nandakumar

Printed Name: Amrita Nandakumar

Title: President

Date: June 19, 2025